Dear Mr. Tick,

On behalf of Nutrastar International Inc., we are pleased to confirm your employment with the Company upon the terms and conditions set out herein :-

1. **POSITION**

You will be appointed to the position of Chief Financial Officer with direct reporting responsibilities to the Chief Executive Officer.

2. **EMPLOYMENT DATES**

Your employment contract shall be for a period of three years, subjected to further extensions, depending on your performance, position availability and mutual agreement between both parties

3. **SALARY AND BONUS**

A: Your monthly base compensation will be **USD 12,650.** per month and will be paid monthly at the last day of each month into your bank account.

B: Annual Equity Incentives: You shall be eligible to receive the following:

- July 16, 2010 to July 15, 2011

Total shares of Restrictive Stocks (RS): **50,000 at $0.001 per share**

Vesting: 25,000 shares on December 31, 2010, 25,000 shares on June 30, 2011.

- July 16 2011 to July 15, 2012

Total shares of Restrictive Stocks (RS): **50,000 at $0.001 per share**

Vesting: 25,000 shares on December 31, 2011, 25,000 shares on June 30, 2012.

Total shares of Incentive Stock Options (ISO): **75,000**

Exercise period: 3 years from vesting date

Exercise (or strike) price: US$5.0 per share

Vesting: 75,000 shares on December 31st, 2011

- July 16, 2012 to July 15, 2013

Total shares of Restrictive Stocks (RS): **50,000 at $0.001 per share**

Vesting: Vesting:25,000 shares on December 31, 2012; 25,000 shares on June 30, 2013.

Total shares of Incentive Stock Options (ISO): **75,000**

Exercise period: 3 years from vesting date

Exercise (or strike) price: US$7.0 per share

Vesting: 75,000 shares on December 31st, 2012

C: Performance based bonus: Upon completion of the company's uplisting to AMEX、NASDAQ, you will be receive and a bonus in the amount of US$20,000.

D: Holidays: You will be entitled to 10 paid holidays per year.。

E: Paid Time Off / Vacation: You will be entitled to 10 days paid time off or vacation time.。

4. Responsibilities and Duties

1) Private Placement (or PIPE) capital raising and uplisting to Nasdaq

a) Introduce and coordinate meetings with international investors.

b) Negotiate with institutional investors on Company's behalf.

c) uplisting to Nasdaq

2) Develop and implement finance, accounting, billing, and auditing procedures. Create, coordinate, and evaluate the financial programs and supporting information systems of the company to include budgeting, tax planning, real estate, and conservation of assets.

3) Develop and direct the implementation of strategic business and/or operational plans, projects, programs, and systems.

4) Establish and maintain appropriate internal control safeguards

5) Ensure compliance with local, state, and federal reporting requirements; and coordinate the preparation of financial statements, financial reports, special analyses, and information reports

5. BUSINESS EXPENSES

Reasonable expenses incurred in the course of normal company business will be reimbursed through expense procedure. This requires back-up documentation and receipts.

6. TERMINATION AND NOTICE PERIOD

A minimum of sity (60) days' notice must be given in writing by either party in the event of termination of employment. During probationary period, three (3) days' notice is required from either party.

7. INDEMNIFICATION:

The company will maintain on a going forward basis, at its sole expense, liability insurance to protect you serving the company and its subsidiaries from all liabilities. The company herby agrees to hold harmless and indemnify you to the fullest exten permitted by law, as such may be amended from time to time.

8. Except in carrying out duties for the Company, you must keep confidential and must not either during the course of your employment or at any time thereafter directly or indirectly disclose, publish or use for your own benefit or for the benefit of others either :

- Any of the Company's confidential information or that of its customers without first having obtained the Company's written consent to such disclosure, publication or use; or

- Any information, which has been disclosed to the Company by others under an agreement, which requires the Company to keep such information confidential.

These confidentiality requirements do not apply to information that has become public knowledge without fault on your part.

9. **GENERAL CONDITIONS**

You shall not during the continuance of your employment hereunder (except with the consent in writing of the Company) be directly or indirectly engaged or concerned in the conduct of any other business competing in any material respect with the business for the time being of the Company nor shall you be directly or indirectly interested in any such business.

10. To confirm you acceptance of the terms and conditions outlined in this letter, please sign both copies of the letter and initial each page where marked and return one copy to Human Resources Department.

This Agreement shall be governed by, and construed in accordance with the laws of People's Republic of China.

Yours sincerely,

Signature **Date**

Ms. Lianyun Han
President and CEO
Nutrastar International Inc. (Nevada)

I, Robert Tick, agree to the terms and conditions of service as stipulated in this appointment letter.

My expected start date is on July 16, 2010.

July 16, 2010

Signature **Date**